Exhibit 99.1
Investor Relations - Chris Koegel, (617) 897-4574
For Immediate Release	Media Relations - Heather Carter, (704) 733-3822
investor.lpl.com/contactus.cfm
LPL Financial Announces Second Quarter 2016 Results
Financial Results

•	Net income of $48 million, or $0.53 per share

•	Pre-tax income of $80 million
Financial Metrics**

•	EBITDA of $132 million

•	Gross Profit of $345 million

•	Core G&A of $168 million
Operating Metrics

•	End of period total brokerage and advisory assets of $488 billion

•	Net new advisory assets of $2.8 billion

•	Net new advisors of 100

•	End of period cash sweep balances of $29.2 billion
Capital Management

•	Credit Agreement EBITDA of $143 million for the quarter, $521 million on a trailing twelve month basis

•
Credit Agreement Net Leverage Ratio of 3.7x and Credit Agreement Net Debt of $1.9 billion. After applying $300 million to Credit Agreement Net Debt, this left an additional $223 million of cash, which if applied to the debt, would further reduce the Credit Agreement Net Leverage Ratio to 3.2x

•	Cash available for corporate use of $523 million

•	Dividends of $22 million paid on May 31, 2016
SAN DIEGO - July 28, 2016 — LPL Financial Holdings Inc. (NASDAQ: LPLA) (the "Company") today announced results for its second quarter ended June 30, 2016, reporting net income of $48 million, or $0.53 per share. This compares with $50 million, or $0.56 per share, in the prior quarter and $50 million, or $0.52 per share, in the second quarter of 2015.
"We delivered another strong quarter driven by improving business fundamentals and disciplined expense management, despite the volatile market," said Mark Casady, chairman and chief executive officer. "We also had good growth in the quarter with assets and advisors both up."
Casady continued, "We continue to invest in service, technology, and other capabilities to help our advisors and their clients. We are committed to being a source of strength for our advisors and supporting them through these changing times."
"Our business model is generating strong earnings and cash flow," said Matt Audette, chief financial officer. "Commissions and advisory fees, as well as sponsor revenues, were up sequentially, and we are staying disciplined on expenses."
Audette continued, "Looking forward to the second half of the year, we are focused on maintaining balance sheet strength, delivering good results, and creating value for shareholders. We are also tightening our 2016 Core G&A outlook range to $705 to $715 million. This is a reflection of our hard work on productivity and efficiency this year."

Second Quarter 2016 Financial and Business Highlights
Market Drivers

•	S&P 500 index ended the quarter at 2,099, up 2% sequentially. The S&P 500 index averaged 2,075, up 6% sequentially.

•	Federal Funds Daily Effective Rate ("FFER") averaged 37 bps during the quarter, up 1 bps sequentially.
Assets and Advisors

•	Brokerage and advisory assets were $488 billion, up 2% sequentially.

•	Net new advisory assets were $2.8 billion, translating to a 6% annualized growth rate.

•	Cash sweep balances were $29.2 billion, down 4% sequentially.

•	Advisor headcount was 14,193, up by 100 from the prior quarter. Production retention rate was 97%.
Gross Profit

•	Commissions were $446 million, up 2% from the prior quarter. The increase was mostly driven by higher trailing commissions, though sales commissions also increased.

•	Advisory fees were $323 million, up 1% from the prior quarter.

•
Asset-based revenues were $138 million, up 1% sequentially. Sponsor revenues increased 4% due to higher average billable assets. This was partially offset by cash sweep revenue which was down 6% primarily from the wind down of an insured cash account anchor bank contract.

•	Transaction and fee revenues were $102 million, down 1% sequentially due to lower transaction volumes.

•	Total payout ratio was 86.0%, up from 84.1% in the prior quarter. This was primarily driven by a seasonal increase in advisor production-based bonus expense.
Expenses

•
Core G&A expenses were $168 million, down $7 million sequentially. This was driven by ongoing expense management efforts, which kept most costs flat, along with a seasonal decline in compensation-related expenses.

•	Promotional expenses were $35 million, down $1 million sequentially due to lower conference expense and partially offset by higher transition assistance driven by increased advisor recruiting.

•
Regulatory expenses were $6 million, up $4 million sequentially. The majority of the difference was due to recoveries from prior matters that provided a $3 million benefit in the first quarter which did not recur. First half 2016 regulatory expenses of $7 million are meaningfully below first half 2015 levels of $18 million.

•	Depreciation and amortization expenses were $19 million, flat sequentially.

•	Interest expense was $24 million, flat sequentially.
Capital Management

•	Credit Agreement EBITDA was $143 million for the quarter, down $1 million sequentially. Credit Agreement EBITDA was $521 million for the trailing 12 months, up $3 million from the prior quarter.

•	Credit Agreement Net Debt was $1.9 billion, calculated as $2.2 billion of total debt less $300 million of cash available for corporate use.

•
Credit Agreement Net Leverage Ratio was 3.7x, flat with the prior quarter. Cash available for corporate use was $523 million as of quarter-end. After applying $300 million to Credit Agreement Net Debt, this left an additional $223 million of cash, which if applied to the debt, would further reduce the Credit Agreement Net Leverage Ratio to 3.2x.

•	The Company did not conduct share repurchases during the quarter.

•
For the second quarter, dividends were $22 million, paid on May 31, 2016. For the third quarter, the Company's Board of Directors has declared a 25 cent quarterly dividend to be paid on August 25, 2016.

•
Capital expenditures were $36 million, up $16 million sequentially. This was driven by increased expenditure related to construction of the Company's new campus in Fort Mill, South Carolina, as well as technology projects.

Conference Call and Additional Information
The Company will hold a conference call to discuss its results at 5:00 p.m. EDT on Thursday, July 28, 2016. The conference call can be accessed by dialing either 877-677-9122 (domestic) or 708-290-1401 (international) and entering passcode 39096189.
The conference call will also be webcast simultaneously on the Investor Relations section of the Company's website (investor.lpl.com), where a replay of the call will also be available following the live webcast. A telephonic replay will be available approximately two hours after the call and can be accessed by dialing 855-859-2056 (domestic) or 404-537-3406 (international) and entering passcode 39096189. The telephonic replay will be available until 11:59 p.m. EDT on August 4, 2016 and the webcast replay will be available until August 18, 2016.
About LPL Financial
LPL Financial LLC, a wholly owned subsidiary of LPL Financial Holdings Inc. (NASDAQ:LPLA), is a leader in the retail financial advice market and served $488 billion in advisory and brokerage assets as of June 30, 2016. LPL is one of the fastest growing RIA custodians and is the nation's largest independent broker-dealer (based on total revenues, Financial Planning magazine June 1996-2016). The Company provides proprietary technology, comprehensive clearing and compliance services, practice management programs and training, and independent research to more than 14,000 independent financial advisors and over 700 banks and credit unions, enabling them to help their clients turn life's aspirations into financial realities. Advisors associated with LPL also serviced an estimated 45,000 retirement plans with an estimated $124 billion in retirement plan assets, as of June 30, 2016. LPL also supports approximately 4,200 financial advisors licensed and affiliated with insurance companies with customized clearing, advisory platforms, and technology solutions. LPL Financial and its affiliates have more than 3,200 employees with primary offices in Boston, Charlotte, and San Diego. For more information, please visit www.lpl.com.
Securities and Advisory Services offered through LPL Financial. A Registered Investment Advisor, Member FINRA/SIPC.
**Non-GAAP Financial Measures
Management believes that presenting certain non-GAAP measures by excluding or including certain items can be helpful to investors and analysts who may wish to use some or all of this information to analyze the Company’s current performance, prospects, and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP measures and metrics discussed below are appropriate for evaluating the performance of the Company.
Gross Profit is calculated as net revenues less production expenses. Production expenses consist of the following expense categories from the Company’s condensed consolidated statements of income: (i) commission and advisory and (ii) brokerage, clearing, and exchange. All other expense categories, including depreciation and amortization, are considered general and administrative in nature. Because the Company’s gross profit amounts do not include any depreciation and amortization expense, the Company considers its gross profit amounts to be non-GAAP measures that may not be comparable to those of others in its industry. Management believes that Gross Profit can be useful to investors because it shows the Company’s core operating performance before indirect costs that are general and administrative in nature.
Core G&A consists of total operating expenses, which were $915.6 million for the three months ended June 30,
2016, excluding the following expenses: commission and advisory, regulatory charges (see FN 8), promotional (see FN 9), employee share-based compensation (see FN 10), depreciation and amortization, amortization of intangible assets, and brokerage, clearing, and exchange. The Company’s management presents Core G&A because it believes it reflects the corporate operating expense categories over which management can generally exercise a measure of control, compared with expense items over which management either cannot exercise control, such as commission and advisory expenses, or which management views as promotional expense necessary to support advisor growth and retention including conferences and transition assistance. Core G&A is not a measure of the Company’s total operating expenses as calculated in accordance with GAAP. For a reconciliation of Core G&A against the Company’s total operating expenses, please see footnote 7 on page 17 of this release. The Company does not provide an outlook for its total operating expenses because it contains expense components, such as commission and advisory expenses, that are market-driven and over which the Company cannot exercise control. Accordingly a reconciliation of the Company’s outlook for Core G&A to an outlook for total operating expenses cannot be made available without unreasonable effort. Prior to 2016, the Company calculated Core G&A as consisting of total operating expenses, excluding the items described above, as well as excluding other items that primarily consisted of acquisition and integration costs resulting from various acquisitions and organizational restructuring and conversion costs. Beginning with results reported for Q1 2016, Core G&A was presented as including these items that were historically adjusted out, and for periods prior to Q1 2016, reflects those items in employee share-based compensation and other historical adjustments for comparative purposes.
EBITDA is defined as net income plus interest expense, income tax expense, depreciation, and amortization. The Company presents EBITDA because management believes that it can be a useful financial metric in understanding the Company’s earnings from operations. EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity. In addition, the Company’s EBITDA can differ significantly from EBITDA calculated by other companies, depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, and capital investments.
Credit Agreement EBITDA is defined in, and calculated by management in accordance with, the Company's credit agreement (“Credit Agreement”) as “Consolidated EBITDA,” which is Consolidated Net Income (as defined in the Credit Agreement) plus interest expense, tax expense, depreciation and amortization and further adjusted to exclude certain non-cash charges and other adjustments, including unusual or non-recurring charges and gains. The Company presents Credit Agreement EBITDA because management believes that it can be a useful financial metric in understanding the Company’s debt capacity and covenant compliance under its Credit Agreement. Credit Agreement EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity. In addition, the Company’s Credit Agreement-defined EBITDA can differ significantly from adjusted EBITDA calculated by other companies, depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, and capital investments.
Forward-Looking Statements
Statements in this press release regarding the Company's future financial and operating results, outlook, growth, plans, business strategies, future market position, future operating environment, and goals, including forecasts and statements relating to the Company’s expense and capital plans, future efficiency gains, future investments and future expense growth, as well as any other statements that are not related to present facts or current conditions or that are not purely historical, constitute forward-looking statements. These forward-looking statements are based on the Company's historical performance and its plans, estimates, and expectations as of July 28, 2016. The words “anticipates”, “believes”, “expects”, “may”, “plans”, “predicts”, “will”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are not guarantees that the future results, plans, intentions, or expectations expressed or implied by the Company will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive, and other factors, which may cause actual financial or operating results, levels of activity, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: changes in general economic and financial market conditions, including retail investor sentiment; fluctuations in the value of advisory and brokerage assets; fluctuations in levels of net new advisory assets and the related impact on fee revenue; fluctuations in the number of retail investors served by the Company; effects of competition in the financial services industry and the success of the Company in attracting and retaining financial advisors and institutions; changes in the number of the Company's financial advisors and institutions, and their ability to market effectively financial products and services; changes in interest rates and fees payable by banks participating in the Company's cash sweep program, including the Company's success in negotiating agreements with current or additional counterparties; the Company's strategy in managing cash sweep program fees; changes in the growth and profitability of the Company's fee-based business; the effect of current, pending and future legislation, regulation and regulatory actions, including the U.S. Department of Labor's final rule ("DOL Rule") and disciplinary actions imposed by federal and state securities regulators and self-regulatory organizations; the costs of settling and remediating issues related to pending or future regulatory matters or legal proceedings; execution of the Company's capital management plans, including its compliance with the terms of its existing credit agreement; the price, the availability of shares, and trading volumes of the Company's common stock, which will affect the timing and size of future share repurchases by the Company; changes made to the Company’s offerings and services in response to the current, pending and future legislation, regulation and regulatory actions, including the DOL Rule, and the effect that such changes may have on the Company’s gross profit streams and costs; execution of the Company's plans and its success in realizing the expense savings and service improvements and efficiencies expected to result from its initiatives and programs, particularly its expense plans and technological initiatives; the Company's success in negotiating and developing commercial arrangements with third-party services providers; the performance of third-party service providers to which business processes are transitioned from the Company; the Company's ability to control operating risks, information technology systems risks, cybersecurity risks, and sourcing risks; and the other factors set forth in Part I, “Item 1A. Risk Factors” in the Company's 2015 Annual Report on Form 10-K, as may be amended or updated in the Company's Quarterly Reports on Form 10-Q. Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this earnings release, even if its estimates change, and you should not rely on statements contained herein as representing the Company's views as of any date subsequent to the date of this press release.

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Change	2016	2015	% Change
REVENUES
Commission	$445,755	$509,689	(13%)	$882,482	$1,033,088	(15%)
Advisory	322,955	344,884	(6%)	642,387	686,996	(6%)
Asset-based	137,797	125,072	10%	274,048	245,704	12%
Transaction and fee	101,824	97,811	4%	204,514	199,506	3%
Interest income, net of interest expense	5,238	5,177	1%	10,568	9,755	8%
Other	5,612	8,028	(30%)	10,487	24,914	(58%)
Total net revenues	1,019,181	1,090,661	(7%)	2,024,486	2,199,963	(8%)
EXPENSES
Commission and advisory	660,680	736,854	(10%)	1,296,691	1,478,101	(12%)
Compensation and benefits	105,773	112,337	(6%)	219,828	224,617	(2%)
Promotional	34,717	26,684	30%	70,401	62,376	13%
Depreciation and amortization	18,749	17,196	9%	37,711	33,625	12%
Amortization of intangible assets	9,509	9,536	—%	19,034	19,173	(1%)
Occupancy and equipment	21,980	21,315	3%	43,817	42,197	4%
Professional services	14,984	14,529	3%	32,139	28,573	12%
Brokerage, clearing and exchange	13,609	13,536	1%	27,198	26,277	4%
Communications and data processing	10,971	11,107	(1%)	21,468	22,721	(6%)
Restructuring charges	—	4,492	n/m	—	8,416	n/m
Other	24,656	25,822	(5%)	44,156	57,944	(24%)
Total operating expenses	915,628	993,408	(8%)	1,812,443	2,004,020	(10%)
Non-operating interest expense	23,804	13,163	81%	47,694	27,178	75%
INCOME BEFORE PROVISION FOR INCOME TAXES	79,749	84,090	(5%)	164,349	168,765	(3%)
PROVISION FOR INCOME TAXES	31,900	33,848	(6%)	66,108	67,845	(3%)
NET INCOME	$47,849	$50,242	(5%)	$98,241	$100,920	(3%)
Earnings per share, basic	$0.54	$0.52	4%	$1.10	$1.05	5%
Earnings per share, diluted	$0.53	$0.52	2%	$1.10	$1.03	7%
Weighted-average shares outstanding, basic	89,019	95,724	(7%)	88,992	96,136	(7%)
Weighted-average shares outstanding, diluted	89,699	97,239	(8%)	89,669	97,715	(8%)

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income Trend
(Dollars in thousands, except per share data)
(Unaudited)

	Quarterly Results
	Q2 2016	Q1 2016	Q4 2015
REVENUES
Commission	$445,755	$436,727	$463,486
Advisory	322,955	319,432	324,241
Asset-based	137,797	136,251	124,062
Transaction and fee	101,824	102,690	96,849
Interest income, net of interest expense	5,238	5,330	4,216
Other	5,612	4,875	7,492
Total net revenues	1,019,181	1,005,305	1,020,346
EXPENSES
Commission and advisory	660,680	636,011	685,127
Compensation and benefits	105,773	114,055	104,938
Promotional	34,717	35,684	34,782
Depreciation and amortization	18,749	18,962	22,526
Amortization of intangible assets	9,509	9,525	9,532
Occupancy and equipment	21,980	21,837	22,155
Professional services	14,984	17,155	20,608
Brokerage, clearing and exchange	13,609	13,589	12,836
Communications and data processing	10,971	10,497	12,897
Restructuring charges	—	—	480
Other	24,656	19,500	30,897
Total operating expenses	915,628	896,815	956,778
Non-operating interest expense	23,804	23,890	18,465
INCOME BEFORE PROVISION FOR INCOME TAXES	79,749	84,600	45,103
PROVISION FOR INCOME TAXES	31,900	34,208	18,291
NET INCOME	$47,849	$50,392	$26,812
Earnings per share, basic	$0.54	$0.57	$0.29
Earnings per share, diluted	$0.53	$0.56	$0.28
Weighted-average shares outstanding, basic	89,019	88,964	93,878
Weighted-average shares outstanding, diluted	89,699	89,621	95,340

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Financial Condition
(Dollars in thousands, except par value)
(Unaudited)

	June 30, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$745,766	$724,529
Cash and securities segregated under federal and other regulations	647,379	671,339
Restricted cash	34,799	27,839
Receivables from:
Clients, net of allowance of $1,630 at June 30, 2016 and $1,464 at December 31, 2015	306,937	339,089
Product sponsors, broker-dealers, and clearing organizations	199,350	161,224
Advisor loans, net of allowance of $697 at June 30, 2016 and $697 at December 31, 2015	167,774	148,978
Others, net of allowance of $ 12,241 at June 30, 2016 and $9,856 at December 31, 2015	183,787	180,161
Securities owned:
Trading — at fair value	10,986	11,995
Held-to-maturity	10,866	9,847
Securities borrowed	14,143	6,001
Fixed assets, net of accumulated depreciation and amortization of $365,049 at June 30, 2016 and $328,880 at December 31, 2015	330,204	275,419
Goodwill	1,365,838	1,365,838
Intangible assets, net of accumulated amortization of $361,773 at June 30, 2016 and $342,740 at December 31, 2015	372,997	392,031
Other assets	217,158	206,771
Total assets	$4,607,984	$4,521,061
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Drafts payable	$157,518	$189,083
Payables to clients	768,886	747,421
Payables to broker-dealers and clearing organizations	59,181	48,032
Accrued commission and advisory expenses payable	125,943	129,512
Accounts payable and accrued liabilities	345,422	332,492
Income taxes payable	8,874	8,680
Unearned revenue	78,549	65,480
Securities sold, but not yet purchased — at fair value	131	268
Senior secured credit facilities, net of unamortized debt issuance cost of $24,355 at June 30, 2016 and $26,797 at December 31, 2015	2,181,843	2,188,240
Leasehold financing obligation	91,585	59,940
Deferred income taxes, net	36,062	36,303
Total liabilities	3,853,994	3,805,451
Commitments and contingencies
STOCKHOLDERS’ EQUITY:
Common stock, $.001 par value; 600,000,000 shares authorized; 119,726,825 shares issued at June 30, 2016 and 119,572,352 shares issued at December 31, 2015	120	119
Additional paid-in capital	1,427,941	1,418,298
Treasury stock, at cost — 30,655,778 shares at June 30, 2016 and 30,048,027 shares at December 31, 2015	(1,195,949)	(1,172,490)
Accumulated other comprehensive income	379	553
Retained earnings	521,499	469,130
Total stockholders’ equity	753,990	715,610
Total liabilities and stockholders’ equity	$4,607,984	$4,521,061

LPL Financial Holdings Inc.
Management's Statements of Operations (1)
(Dollars in thousands, except per share data)
(Unaudited)
The information presented on pages 9-16 of this release is presented as reviewed by the Company’s management and includes information derived from the Company’s Condensed Consolidated Statements of Income, non-GAAP measures, and operational and performance metrics. For information on non-GAAP measures, please see the section titled "Non-GAAP Financial Measures" that begins on page 3 of this release.

	Quarterly Results
	Q2 2016	Q1 2016	% Change	Q2 2015	% Change
Revenues
Commission	$445,755	$436,727	2%	$509,689	(13%)
Advisory	322,955	319,432	1%	344,884	(6%)
GDC(2)	768,710	756,159	2%	854,573	(10%)
Cash sweep revenue(3)	40,857	43,401	(6%)	22,553	81%
Other asset-based(4)	96,940	92,850	4%	102,519	(5%)
Transaction and fee	101,824	102,690	(1%)	97,811	4%
Other(5)	10,850	10,205	6%	13,205	(18%)
Total net revenues	1,019,181	1,005,305	1%	1,090,661	(7%)
Production expense	674,289	649,600	4%	750,390	(10%)
Gross profit(6)	344,892	355,705	(3%)	340,271	1%
Expense
Core G&A(7)	168,076	175,433	(4%)	171,437	(2%)
Regulatory charges(8)	5,567	1,183	n/m	6,743	n/m
Promotional(9)	34,717	35,684	(3%)	26,684	30%
Employee share-based compensation(10)	4,721	6,428	(27%)	6,805	(31%)
Other historical adjustments(11)	—	—	n/m	4,617	n/m
Total G&A	213,081	218,728	(3%)	216,286	(1%)
EBITDA	131,811	136,977	(4%)	123,985	6%
Depreciation and amortization	18,749	18,962	(1%)	17,196	9%
Amortization of intangible assets	9,509	9,525	—%	9,536	—%
Non-operating interest expense	23,804	23,890	—%	13,163	81%
INCOME BEFORE PROVISION FOR INCOME TAXES	79,749	84,600	(6%)	84,090	(5%)
PROVISION FOR INCOME TAXES	31,900	34,208	(7%)	33,848	(6%)
NET INCOME	$47,849	$50,392	(5%)	$50,242	(5%)
Earnings per share, diluted	$0.53	$0.56	(5%)	$0.52	2%
Weighted-average shares outstanding, diluted	89,699	89,621	—%	97,239	(8%)

LPL Financial Holdings Inc.
Management's Statements of Operations Trend (1)
(Dollars in thousands, except per share data)
(Unaudited)
The information presented on pages 9-16 of this release is presented as reviewed by the Company’s management and includes information derived from the Company’s Condensed Consolidated Statements of Income, non-GAAP measures, and operational and performance metrics. For information on non-GAAP measures, please see the section titled "Non-GAAP Financial Measures" that begins on page 3 of this release.

	Quarterly Results
	Q2 2016	Q1 2016	Q4 2015
Revenues
Commission	$445,755	$436,727	$463,486
Advisory	322,955	319,432	324,241
GDC(2)	768,710	756,159	787,727
Cash sweep revenue(3)	40,857	43,401	27,217
Other asset-based(4)	96,940	92,850	96,845
Transaction and fee	101,824	102,690	96,849
Other(5)	10,850	10,205	11,708
Total net revenues	1,019,181	1,005,305	1,020,346
Production expense	674,289	649,600	697,963
Gross profit(6)	344,892	355,705	322,383
Expense
Core G&A(7)	168,076	175,433	179,490
Regulatory charges(8)	5,567	1,183	7,835
Promotional(9)	34,717	35,684	34,782
Employee share-based compensation(10)	4,721	6,428	4,083
Other historical adjustments(11)	—	—	567
Total G&A	213,081	218,728	226,757
EBITDA	131,811	136,977	95,626
Depreciation and amortization	18,749	18,962	22,526
Amortization of intangible assets	9,509	9,525	9,532
Non-operating interest expense	23,804	23,890	18,465
INCOME BEFORE PROVISION FOR INCOME TAXES	79,749	84,600	45,103
PROVISION FOR INCOME TAXES	31,900	34,208	18,291
NET INCOME	$47,849	$50,392	$26,812
Earnings per share, diluted	$0.53	$0.56	$0.28
Weighted-average shares outstanding, diluted	89,699	89,621	95,340

LPL Financial Holdings Inc.
Monthly Metrics (1)
(Dollars in thousands, except where noted)
(Unaudited)

(End of Period $ in billions, unless noted)	June 2016	May 2016	May to Jun % Change	April 2016	March 2016
Assets Served
Brokerage Assets(12)	$291.9	$291.5	0.1%	$290.3	$289.2
Advisory Assets(13)	196.1	194.0	1.1%	191.7	189.5
Total Brokerage and Advisory Assets(14)	$488.0	$485.5	0.5%	$482.0	$478.7

Insured Cash Account Balances(15)	$21.0	$20.9	0.5%	$21.1	$21.6
Money Market Account Cash Balances(16)	8.2	8.3	(1.2%)	8.4	8.8
Total Client Cash Sweep Balances(17)	$29.2	$29.2	—%	$29.5	$30.4

Market Indices
S&P 500 Index (end of period)	2,099	2,097	0.1%	2,065	2,060
Fed Funds Effective Rate (average bps)	38	37	n/m	37	36

LPL Financial Holdings Inc.
Operating Measures (1)
(Dollars in thousands, except where noted)
(Unaudited)

	Q2 2016	Q1 2016	% Change	Q2 2015	% Change
Market Drivers
S&P 500 Index (end of period)	2,099	2,060	2%	2,063	2%
Russell 2000 Index (end of period)	1,152	1,114	3%	1,254	(8%)
Fed Funds Daily Effective Rate (FFER) (average bps)	37	36	1bps	13	24bps

Assets (dollars in billions)
Brokerage Assets(12)	$291.9	$289.2	1%	$298.9	(2%)
Advisory Assets(13)	196.1	189.5	3%	186.8	5%
Total Brokerage and Advisory Assets(14)	$488.0	$478.7	2%	$485.7	—%
Advisory % of Total Assets	40.2%	39.6%	60bps	38.5%	170bps

Net New Advisory Assets(18)	$2.8	$2.0	n/m	$4.3	n/m
Annualized Growth(19)	6%	4%	n/m	9%	n/m

Non-Hybrid RIA Brokerage Assets(20)	$234.1	$233.7	—%	$247.8	(6%)
Corporate Platform Advisory Assets(20)	121.6	119.7	2%	126.3	(4%)
Total Corporate Assets(20)	355.7	353.4	1%	374.1	(5%)
Brokerage Assets Associated with Hybrid RIAs(21)	57.8	55.5	4%	51.1	13%
Hybrid Platform Advisory Assets(21)	74.5	69.8	7%	60.5	23%
Total Hybrid Platform Assets(21)	132.3	125.3	6%	111.6	19%
Total Brokerage and Advisory Assets(14)	$488.0	$478.7	2%	$485.7	—%
Hybrid % of Total Assets	27.1%	26.2%	90bps	23.0%	410bps

Brokerage Retirement Assets(22)	$144.0	$142.6	1%	$148.6	(3%)
Advisory Retirement Assets(22)	106.3	102.2	4%	100.0	6%
Total Brokerage and Advisory Retirement Assets(22)	$250.3	$244.8	2%	$248.6	1%
Retirement % of Total Assets	51.3%	51.1%	20bps	51.2%	10bps

Insured Cash Account Balances(15)	$21.0	$21.6	(3%)	$17.5	20%
Money Market Account Cash Balances(16)	8.2	8.8	(7%)	6.8	21%
Total Cash Sweep Balances(17)	$29.2	$30.4	(4%)	$24.3	20%
Cash Sweep % of Total Assets	6.0%	6.4%	(40bps)	5.0%	100bps

Insured Cash Account Fee - bps(23)	63	69	(6)	48	15
Money Market Account Fee - bps(23)	37	29	8	9	28
Total Cash Sweep Fee - bps(23)	56	57	(1)	37	19

LPL Financial Holdings Inc.
Financial Measures (1)
(Dollars in thousands, except where noted)
(Unaudited)

	Q2 2016	Q1 2016	% Change	Q2 2015	% Change
Commission Revenue by Product
Variable annuities	$173,421	$171,686	1%	$203,380	(15%)
Mutual funds	135,770	133,733	2%	158,063	(14%)
Alternative investments	9,098	7,803	17%	31,987	(72%)
Fixed annuities	53,623	52,066	3%	36,092	49%
Equities	20,706	20,619	—%	23,475	(12%)
Fixed income	21,279	20,667	3%	24,071	(12%)
Insurance	19,980	18,234	10%	20,024	—%
Group annuities	11,686	11,757	(1%)	12,391	(6%)
Other	192	162	19%	206	(7%)
Total commission revenue	$445,755	$436,727	2%	$509,689	(13%)

Commission Revenue by Sales-based and Trailing Commission
Sales-based	$218,266	$214,814	2%	$262,792	(17%)
Trailing	227,489	221,913	3%	246,897	(8%)
Total commission revenue	$445,755	$436,727	2%	$509,689	(13%)

Payout Rate
Base Payout Rate(24)	83.20%	82.51%	69bps	83.43%	(23bps)
Production Based Bonuses	2.44%	1.70%	74bps	2.56%	(12bps)
GDC Sensitive Payout	85.64%	84.21%	143bps	85.99%	(35bps)
Non-GDC Sensitive Payout (25)	0.31%	(0.10)%	41bps	0.23%	8bps
Total Payout Ratio	85.95%	84.11%	184bps	86.22%	(27bps)
Production Based Bonuses Ratio (Trailing Twelve Months)	2.7%	2.7%	—	2.8%	(10bps)

LPL Financial Holdings Inc.
Capital Management Measures (1)
(Dollars in thousands, except where noted)
(Unaudited)

	Q2 2016		Q1 2016
Credit Agreement EBITDA(26)
Net income	$47,849		$50,392
Non-operating interest expense	23,804		23,890
Provision for income taxes	31,900		34,208
Depreciation and amortization	18,749		18,962
Amortization of intangible assets	9,509		9,525
EBITDA	131,811		136,977
Credit Agreement Adjustments:
Employee share-based compensation expense(10)	4,721		6,428
Advisor share-based compensation expense(27)	376		(1,408)
Other(28)	6,062		1,824
Credit Agreement EBITDA	$142,970		$143,821

Total Debt
Revolving Credit Facility Loans	$—		$—
Term Loan Outstanding	2,206,198		2,210,618
Total Debt	$2,206,198		$2,210,618

Cash Available for Corporate Use(29)
Cash at Parent(30)	$447,238		$448,979
Excess Cash at Broker-Dealer subsidiary per Credit Agreement	68,983		70,691
Other Available Cash	6,514		7,048
Total Cash Available for Corporate Use	$522,735		$526,718

Credit Agreement Net Leverage
Total Debt	$2,206,198		$2,210,618
Cash Available (up to $300 million)	300,000		300,000
Credit Agreement Net Debt	$1,906,198		$1,910,618
Credit Agreement EBITDA (trailing twelve months)(31)	$521,292		$517,952
Credit Agreement Net Leverage Ratio(32)	3.7	x	3.7	x

LPL Financial Holdings Inc.
Debt Schedule (1)
(Dollars in thousands, except where noted)
(Unaudited)

Credit Facilities	Outstanding	Applicable Margin	Interest Rate	Maturity
Revolving Credit Facility Loans(a)	$—	L+250 bps	—	9/30/2019

Senior Secured Term Loans:
2019 Term Loan A	459,375	L+250 bps	2.96%	9/30/2019
2019 Term Loan B(b)	422,492	L+250 bps	3.25%	3/29/2019
2021 Term Loan B(b)	627,831	L+350 bps	4.25%	3/29/2021
2022 Term Loan B(b)	696,500	L+400 bps	4.75%	11/20/2022
Total / Weighted Average (at current rate)	$2,206,198		3.95%
_____________________

(a)	The Company's Revolving Credit Facility has a borrowing capacity of $400 million

(b)	The Company's Term Loan B Credit Facilities have a LIBOR floor of 75 basis points

LPL Financial Holdings Inc.
Key Business and Financial Metrics (1)
(Dollars in thousands, except where noted)
(Unaudited)

	Q2 2016	Q1 2016	% Change		Q2 2015	% Change
Advisors
Advisors	14,193	14,093	1%		14,130	—%
Net New Advisors	100	39	n/m		32	n/m
Custom Clearing Service Subscribers(33)	4,203	4,177	1%		4,281	(2%)
Annualized commissions revenue per Advisor(34)	$126	$124	2%		$144	(13%)
Annualized GDC per Advisor(34)	$217	$215	1%		$242	(10%)
Transition assistance loan amortization($ millions)(35)	$11.5	$11.0	5%		$9.7	19%

Employees - period end	3,283	3,403	(4%)		3,385	(3%)

Productivity Metrics
Advisory Revenue as a percentage of Advisory Assets, excluding Hybrid RIA assets(36)	1.08%	1.05%	3	bps	1.10%	(2	bps)
Annualized Gross Profit / Total Brokerage and Advisory Assets	0.28%	0.30%	(2	bps)	0.28%	—
Production Retention Rate (YTD Annualized)(37)	96.8%	97.0%	(20	bps)	96.7%	10	bps
Attachment Rate, excluding Cash Sweep Revenue(38)	27.3%	27.2%	10	bps	25.0%	230	bps
Recurring Revenue Rate(39)	73.8%	73.7%	10	bps	71.7%	210	bps
EBITDA as a percentage of Gross Profit	38.2%	38.5%	(30	bps)	36.4%	180	bps

Capital Allocation per Share(40) (in millions, except per share data)
Share Repurchases	$—	$25	(100%)		$86	(100%)
Dividends	22	22	—%		24	(8%)
Total Capital Allocated	$22	$47	(53%)		110	(80%)
Weighted-average Share Count, Diluted	89.7	89.6	—%		97.2	(8%)
Total Capital Allocated per Share	$0.25	$0.52	(52%)		$1.13	(78%)

Endnote Disclosures

(1)
The information presented on pages 9-16 includes non-GAAP financial measures and operational and performance metrics. For more information on non-GAAP measures, please see the section titled “Non-GAAP Financial Measures” on page 3.

(2)	GDC, or gross dealer concessions, a financial measure, is equal to the sum of Commission and Advisory revenues.

(3)
Cash sweep revenue consists of fees from the Company’s cash sweep program, specifically a money market sweep vehicle involving money market fund providers and an insured bank deposit sweep vehicle. Cash sweep revenues are a component of asset-based revenues and are derived from the Company’s Condensed Consolidated Statements of Income.

(4)
Other asset-based revenues consists of the Company’s sponsorship programs with financial product manufacturers and omnibus processing and networking services, but not including fees from cash sweep programs. Other asset-based revenues are a component of asset-based revenues and are derived from the Company’s Condensed Consolidated Statements of Income.

(5)	Other consists of interest income as well as Other revenues, as presented on the Company’s Condensed Consolidated Statements of Income.

(6)	Gross Profit is a non-GAAP measure. Please see a description of Gross Profit under “Non-GAAP Financial Measures” on page 3 of this release for additional information.
(7)Core G&A is a non-GAAP measure. Please see a description of Core G&A under “Non-GAAP Financial Measures” on page 3 of this release for additional information. Below is a reconciliation of Core G&A against the Company’s total operating expenses for the periods presented:

	Q2 2016	Q1 2016	Q2 2015
Operating Expense Reconciliation
Core G&A	$168,076	$175,433	$171,437
Regulatory charges	5,567	1,183	6,743
Promotional	34,717	35,684	26,684
Employee share-based compensation	4,721	6,428	6,805
Other historical adjustments	—	—	4,617
Total G&A	213,081	218,728	216,286
Commissions and advisory	660,680	636,011	736,854
Depreciation & amortization	18,749	18,962	17,196
Amortization of intangible assets	9,509	9,525	9,536
Brokerage, clearing and exchange	13,609	13,589	13,536
Total operating expense	$915,628	$896,815	$993,408

(8)	Regulatory charges consist of items that the Company’s management relates to the resolution of regulatory issues (including remediation, restitution, and fines).

(9)
Promotional expenses include costs related to hosting of advisor conferences, business development costs related to recruiting, such as transition assistance, and amortization related to forgivable loans issued to advisors.

(10)
Employee share-based compensation expense represents share-based compensation for equity awards granted to employees, officers, and directors. Such awards are measured based on the grant date fair value and recognized over the requisite service period of the individual awards, which generally equals the vesting period.

(11)
Primarily includes acquisition and integration costs resulting from various acquisitions and organizational restructuring and conversion costs. Beginning in Q1 2016, these items are included in Core G&A expenses (see FN 7).

(12)
Brokerage assets is a component of Total Brokerage and Advisory Assets (see FN 14) and consists of assets serviced by advisors licensed with the Company’s broker-dealer subsidiary LPL Financial LLC (“LPL Financial”) that are custodied, networked, and non-networked, and reflect market movement in addition to new assets, inclusive of new business development and net of attrition.

(13)
Advisory assets is a component of Total Brokerage and Advisory Assets (see FN 14) and consists of advisory assets under management on the Company’s corporate advisory platform (see FN 20) and Hybrid RIA assets in advisory accounts custodied at the Company (see FN 21).

(14)
End of period Total Brokerage and Advisory Assets are comprised of assets that are custodied, networked, and non-networked, and reflect market movement in addition to new assets, inclusive of new business development and net of attrition. End of period insured cash account and money market account balances are also included in Total Brokerage and Advisory Assets.

(15)
Insured Cash Account Balances represents advisors’ clients’ accounts balances in an insured bank deposit sweep vehicle at the end of the reporting period. These assets are included in Total Brokerage and Advisory Assets (see FN 14).

(16)
Money Market Account Cash Balances represents advisors’ clients’ accounts balances in money market fund providers at the end of the reporting period. These assets are included in Total Brokerage and Advisory Assets (see FN 14).

(17)
Represents the sum of Insured Cash Account Balances and Money Market Account Cash Balances, which together comprise end of period assets in the Company’s cash sweep program. These assets are included in Total Brokerage and Advisory Assets (see FN 14).

(18)
Net New Advisory Assets consist of funds deposited into new advisory accounts and additional funds deposited into existing advisory accounts that are custodied in the Company's fee-based advisory platforms during the period, and exclude market impact.

(19)	Annualized growth is calculated by dividing Net New Advisory Assets (see FN 18) by end of period advisory assets and multiplying by four.

(20)
Total Corporate Assets represents the sum of total brokerage assets serviced by advisors who are licensed with LPL Financial but not associated with Hybrid RIAs (see FN 21); and total advisory assets managed on LPL Financial's corporate advisory platform by advisors who are registered investment advisory representatives of LPL Financial. Total Corporate Assets are custodied, networked, and non-networked with the Company, and reflect market movement in addition to new assets, inclusive of new business development and net of attrition.

(21)
The Company serves independent RIAs that conduct their advisory business through separate entities (“Hybrid RIAs”) operating pursuant to the Investment Advisers Act of 1940 or through their respective states' investment advisory licensing rules, rather than through LPL Financial. Advisors associated with Hybrid RIAs pay fees to access the Company’s Hybrid RIA platform for an integrated offering of technology, clearing, compliance, and custody services to Hybrid RIAs. Most financial advisors associated with Hybrid RIAs carry their brokerage license with LPL Financial, although some financial advisors associated with Hybrid RIAs do not carry a brokerage license through LPL Financial. Total Hybrid Platform Assets consist of assets managed or serviced by advisors associated with a Hybrid RIA firm that are custodied, networked, and non-networked with the Company, and reflect market movement in addition to new assets, inclusive of new business development and net of attrition. This measure does not include assets managed by Hybrid RIAs that are custodied with a third-party custodian.

(22)
Total Brokerage and Advisory Retirement Assets are a component of Total Brokerage and Advisory Assets (see FN 14), and consist of retirement plan assets held in advisory and brokerage accounts that are custodied, networked, and non-networked at the Company, and reflect market movement in addition to new assets, inclusive of new business development and net of attrition. This measure does not include additional retirement plan assets serviced by advisors through either LPL Financial or Hybrid RIAs, which assets the Company currently estimates at approximately $124 billion.

(23)	Reflects insured cash account and money market fees quarterly average.

(24)	The Company's production payout ratio is calculated as production expenses, excluding brokerage, clearing, and exchange fees, divided by GDC (see FN 2).

(25)
Production Non-GDC Sensitive Payout, a statistical or operating measure, includes share-based compensation expense from equity awards granted to advisors and financial institutions (see FN 27) and mark-to-market gains or losses on amounts designated by advisors as deferred.

(26)	Credit Agreement EBITDA is a non-GAAP measure. Please see a description of Credit Agreement EBITDA under “Non-GAAP Financial Measures” on page 4 of this release for additional information.

(27)
Advisor share-based compensation expense represents share-based compensation for the stock options and warrants awarded to advisors and financial institutions based on the fair value of the awards at each reporting period.

(28)
Other represents items that are adjustable in accordance with the Credit Agreement to calculate Credit Agreement EBITDA, including employee severance costs, employee signing costs, employee retention or completion bonuses, and other non-recurring costs.

(29)	Consists of cash unrestricted by the Credit Agreement and other regulations available for operating, investing, and financing uses.

(30)	Parent refers to LPL Holdings, Inc., an intermediate subsidiary of the Company, which is the Borrower under the Credit Agreement.

(31)	Under the Credit Agreement, management calculates Credit Agreement EBITDA for a four-quarter period at the end of each fiscal quarter, and in so doing may make further adjustments to prior quarters.

(32)	Credit Agreement Net Leverage Ratio is calculated in accordance with the Credit Agreement which includes a maximum of $300 million of cash available for corporate use.

(33)
Custom Clearing Service subscribers are financial advisors who are affiliated and licensed with insurance companies that receive customized clearing services, advisory platforms, and technology solutions from the Company.

(34)
A simple average advisor count is used to calculate "per advisor" metrics by taking the average advisor count from the current period and sequential period. The calculation uses the average advisor count at the beginning and the end of period, and excludes Custom Clearing Service subscribers (see FN 33).

(35)
Transition assistance consists of payments to newly recruited advisors and financial institutions to assist in the transition process. Smaller advisor practices receive payments that are charged to earnings in the current period, whereas larger advisor practices and financial institutions typically receive transition assistance in the form of forgivable loans or recoverable advances that are generally amortized into earnings over a period of three to five years. Transition assistance loan amortization represents the amortizable amount of forgivable loans or recoverable advances that are charged to earnings in the period presented.

(36)
Based on annualized advisory revenues divided by corporate advisory assets at the prior quarter's end (corporate advisory assets is defined as total Advisory (see FN 13) less Hybrid Platform Advisory Assets (see FN 21)).

(37)	Reflects retention of commission and advisory revenues, calculated by deducting the prior year production of the annualized year-to-date attrition rate, over the prior year total production.

(38)
Attachment revenue is comprised of asset-based revenues (including revenue from cash sweep programs), transaction and fee revenue, and other revenue. Attachment rate, excluding cash revenue is calculated as attachment revenue (less revenue from cash sweep programs) over total commission and advisory revenues for the quarter.

(39)
Recurring Revenue Rate refers to the percentage of total net revenue that was recurring revenue for the quarter. The Company tracks recurring revenue, a characterization of net revenue and a statistical measure, which management defines to include revenues from asset-based fees, advisory fees, trailing commissions, cash sweep programs, and certain other fees that are based upon accounts and advisors. Because certain recurring revenues are associated with asset balances, they will fluctuate depending on the market values and current interest rates. Accordingly, recurring revenue can be negatively impacted by adverse external market conditions. However, management believes that recurring revenue is meaningful despite these fluctuations because it is not dependent upon transaction volumes or other activity-based revenues, which are more difficult to predict, particularly in declining or volatile markets.

(40)	Capital allocation per share equals the amount of capital allocated for share repurchases and cash dividends divided by the diluted weighted average shares outstanding.